As filed with the Securities and Exchange Commission on February 4, 2013
Registration No. 333-181928

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
 GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
(Exact name of registrant as specified in governing instruments)
 4000 MacArthur Boulevard
West Tower, Suite 200
Newport Beach, California 92660
(949) 270-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
Griffin-American Healthcare REIT II, Inc.
4000 MacArthur Boulevard
West Tower, Suite 200
Newport Beach, California 92660
(949) 270-9200
(949) 474-0442 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 Copies to:

Lauren Burnham Prevost Heath D. Linsky Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000 (404) 365-9532 (Facsimile)	Michael K. Rafter Howard S. Hirsch Baker, Donelson, Bearman, Caldwell and Berkowitz, PC 3414 Peachtree Road Suite 1600 Atlanta, Georgia 30326 (404) 577-6000
Approximate date of commencement of proposed sale to the public:    As soon as practicable following effectiveness of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (Registration No. 333-181928) is filed solely to update certain exhibits previously filed with respect to such Registration Statement.  No changes have been made to Part I or Part II of the Registration Statement other than Item 36(b) of Part II as set forth below.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

(b)    Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bradley Associates, Inc.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 4th day of February, 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

By:	/S/ JEFFREY T. HANSON
Jeffrey T. Hanson
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. HANSON	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 4, 2013
Jeffrey T. Hanson

/s/ SHANNON K S JOHNSON	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2013
Shannon K S Johnson

*	Director	February 4, 2013
Danny Prosky

*	Director	February 4, 2013
Patrick R. Leardo

*	Director	February 4, 2013
Gerald W. Robinson

*	Director	February 4, 2013
Gary E. Stark

*By:	/s/ JEFFREY T. HANSON
Jeffrey T. Hanson, as attorney-in-fact